UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2008

EQUITY MEDIA HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51418	20-2763411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Shackleford Drive, Suite 400 Little Rock, Arkansas	72211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 219-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers.

Effective as of May 15, 2008, Henry Luken resigned from Equity Media Holding Corporation’s board of directors and as the company’s chairman of the board, chief executive officer and president. Mr. Luken joined Equity Broadcasting Corporation's, the predecessor to Equity Media Holdings Corporation, board of directors in 1999 and is the company's largest shareholder.

The board of directors has elected Richard C. Rochon as a member of the board of directors to fill an existing vacancy. Mr. Rochon previously served as chairman of the board and chief executive officer of Coconut Palm Acquisition Corp., EMHC's predecessor company. Mr. Rochon co-founded Royal Palm Capital Partners, LLP (``RPCP''), a private equity investment and management firm in February 2002 and has been its chairman and chief executive officer since that time. Mr. Rochon previously served as president of Huizenga Holdings from 1987-2002.

RPCP Investments, LLLP, an affiliate of RPCP, is a shareholder of EMHC and Royal Palm Capital Management, LLLP, an affiliate of RPCP, has a management services agreement with EMHC.

John Oxendine, an existing member of the company's board, was named to serve as vice chairman of the board on an interim basis. The company's board of directors has commenced a search for a new chief executive officer and president.

The full text of the press release issued on May 15, 2008, in connection with this appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits:

99.1 Press release, dated May 15, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2008	EQUITY MEDIA HOLDINGS CORPORATION

	By:	/s/Patrick Doran
Patrick Doran
Chief Financial Officer

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